EXHIBIT 99.1

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Affymetrix Appoints Robert Trice to Board of Directors

SANTA CLARA, Calif., Feb. 15, 2006 – Affymetrix Inc. (Nasdaq: AFFX) announced today that Robert H. Trice, Ph.D., senior vice president for business development at Lockheed Martin Corporation and chairman and CEO of Lockheed Martin Global Inc., has been elected to the company’s board of directors.

“We are pleased to add Dr. Trice to the company’s board,” said Stephen P.A. Fodor, Ph.D., chairman and CEO at Affymetrix.  ”His management experience and international business development expertise will be invaluable as we continue to expand into new markets around the world.”

“Affymetrix GeneChip® microarray technology has quickly become the gold standard in academia and in hundreds of leading pharmaceutical, biotechnology, diagnostics and consumer product companies,” said Dr. Trice.  “I look forward to being a part of this organization as we explore new markets with innovative products to accelerate scientific research and improve patient care.”

Trice is currently responsible for worldwide new business strategies and operations at Lockheed Martin Corp. as well as the overall business direction at Lockheed Martin Global.  Since joining Lockheed Martin in 1996, he has held several senior management positions and overseen many international aspects of the business.  Before that Trice served as vice president and general manager for business development at McDonnell Douglas Aerospace for six years.

Trice is a member of the board of advisors for The Thomas Jefferson Program in Public Policy at the College of William and Mary, as well as the board of visitors of the La Follette School of Public Affairs and the Department of Political Science at the University of Wisconsin-Madison.  He is a member of the Council on Foreign Relations and Board of Supporters of Civil Society in Russia.  He also serves as co-chairman of the US-Danish Business Council.  In addition, Trice is an associate fellow of the American Institute of Aeronautics and Astronautics, and past chairman of the International Council of the Aerospace Industries Association.

Trice holds a bachelor’s degree from the College of William and Mary and master’s and doctorate degrees in political science from the University of Wisconsin-Madison.  Dr. Trice is the author of numerous works on American foreign policy and defense industrial issues.

About Affymetrix:

Affymetrix scientists invented the world’s first microarray in 1989 and began selling the first commercial microarray in 1994.  Since then, Affymetrix GeneChip® technology has become the industry standard in molecular biology research. Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies as well as leading academic, government and not-for-profit research institutes.  More than 1,300 systems have been installed around the world and nearly 4,000 peer-reviewed papers have been published using the technology.  Affymetrix’ patented photolithographic manufacturing process provides the most information capacity available today on an array, enabling researchers to use a whole-genome approach to analyzing the relationship between genetics and health.  Affymetrix is headquartered in Santa Clara, Calif., with subsidiaries in Europe and Asia, as well as manufacturing facilities in Sacramento, Calif., and Bedford, Mass.  The company has about 1,000 employees worldwide. For more information about Affymetrix, please visit the company’s Web site at www.Affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like.  These include statements related to the value of Dr. Robert Trice’s experience and expertise to Affymetrix, which are prospective.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses; uncertainties relating to technological approaches, manufacturing (including risks related to the Company’s ability to achieve hoped-for manufacturing yields for certain array products, including the ability to identify and resolve manufacturing problems), product development; personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2004 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.